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                                                             Exhibit No. (14)(b)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Experts" in the Combined Proxy Statement and Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated September 22, 2000 with respect to PACE Small/Medium Company Value Equity Investments in this Registration Statement on Form N-14 of PaineWebber PACE Select Advisors Trust.


                                               /s/ ERNST & YOUNG LLP
                                               ---------------------------
                                               ERNST & YOUNG LLP

New York, New York
November 13, 2000